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  CONFERENCE CALL TRANSCRIPT

  ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS CONFERENCE CALL

  EVENT DATE/TIME: AUG. 01. 2007 / 11:00AM ET
















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AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


CORPORATE PARTICIPANTS
 LISA CRADIT
 Moderator

 BOB LAPENTA
 L-1 Identity Solutions, Inc. - Chairman, President & CEO

 JIM DEPALMA
 L-1 Identity Solutions, Inc. - EVP & CFO



CONFERENCE CALL PARTICIPANTS
 JEFF KESSLER
 Lehman Brothers - Analyst

 PETER BARRY
 Bear Stearns - Analyst

 BRIAN GESUALE
 Raymond James - Analyst

 PAUL COSTER
 JPMorgan - Analyst

 TIM QUILLIN
 Stephens Inc.

 MATTHEW MCKAY
 Jefferies & Co. - Analyst

 BRIAN RUTTENBUR
 Morgan Keegan - Analyst

PRESENTATION


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OPERATOR

Good morning. My name is Larry and I will be your conference operator today. At this time, I would like to welcome everyone to the L-1 Identity Solutions' second-quarter financial results conference call. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question-and-answer period. (OPERATOR INSTRUCTIONS). It is now my pleasure to turn the floor over to Ms. Lisa Cradit. Ma'am, you may begin your conference.

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LISA CRADIT  - MODERATOR

Good morning and thank you for being on today's call to review L-1 Identity Solutions' 2007 second-quarter and six-month results either by phone or via the Internet. Statements that representatives of L-1 Identity Solutions make during today's call that are not historical facts are forward-looking statements made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's current beliefs and assumptions and involve risks and uncertainties. Any statements made today about future expectations or results are necessarily only estimates. Actual results could differ materially from such expectations.

Factors that may cause differences in results include without limitation the Company's reliance on public sector markets, the inability of the Company to successfully compete for large contracts, the size and timing of awards and the performance of acquired companies, as well as the need for capital and competition. You should refer to the Company's SEC filings for a more comprehensive description of the risk factors that may cause the Company's actual results to differ from any forward-looking statements expressed today. The Company expressly disclaims any obligation to revise or update any forward-looking statements.


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AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
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In addition, representatives of L-1 plan to adjusted EBITDA on this call.
Adjusted EBITDA is the non-GAAP measurement the Company calculated by adding back the net income loss, interest, income taxes, depreciation, amortization, stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP because management believes it is useful to help investors analyze the operating trends of the business both pre and post SFAS 123(R).

Management also believes adjusted EBITDA provides an additional tool for investors to use in comparing the Company with others in the industry, many of which also use adjusted EBITDA in their communications to investors. Management also uses adjusted EBITDA to evaluate the Company's operations, evaluate potential acquisitions, establish internal budgets and goals and evaluate performance.

In addition, L-1 is providing a reconciliation of expected adjusted EBITDA to projected net income or loss for the perspective quarter ending September 30, 2007 and the year ending December 31, 2007. Please refer to the second-quarter earnings release for further details.

In addition, to help investors better understand the trends in our business, during the call, we will be providing pro forma information for 2006 to supplement the reported historical information. The 2006 pro forma information gives effect to the acquisitions of Identix, Iridian, SpecTal and ComnetiX as if these transactions had occurred on January 1, 2006.

With that, I will now turn the call over to Bob LaPenta. Bob?


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 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Good morning, everyone. Thanks for participating in our call. We released earnings this morning as I am sure all of you know and it was a rather lengthy release. We did that on purpose. We thought there was a lot to talk about, a lot of really good things happened in the quarter, but we wanted to give you a lot of color around the numbers and talk to you about some of the good organic and strategic things that occurred throughout the quarter. I am not going to spend a lot of time on the numbers. Jim will take you through those in more detail in a little while.

But revenue did come in at around $90 million compared to 24 -- almost $25 million last year and that is an increase of over $65 million, but I think more importantly, the organic growth, which we calculate on a pro forma basis, which basically includes all of the companies that are in our numbers this year as if they were in our numbers from the beginning of '06. So the organic growth was 39%, a very, very impressive performance and we will talk a little bit more about that later.

Adjusted EBITDA, $14 million versus $3.8 million in the same period the prior year, up over 270%. So again, on the surface, taking a look at the top-side numbers, I think you will see a tremendous amount of progress has been made in L-1 since we started our endeavor here a little over a year and a half ago when basically we had a company that was running at somewhere around $60 million a year with no EBITDA and now we have a company that, on a run rate basis going forward, is going to be running at close to $450 million to $475 million clip with very, very healthy EBITDA and cash flow.

So again, I think we have done a lot over the past year and a half. I am really happy with the way things are coming together, with the way the divisions are working together and I think it portends well for the future.

Now over the past couple of weeks, there has been a lot of noise on the street and we have gotten a lot of calls from our investors, from analysts asking us questions about where we stand on the competitive landscape and I think you have got a lot of statistics, you have heard a lot of things about our competitor and I thought I would take a few minutes just to kind of give you an overview of where we think some of our numbers are and how we stack up in some of the key categories.

One of the things we have heard is that our competitor is the best biometric pure play in the space. Well, I think we are the best multi-modal biometric pure play in the space and I think anybody that really understands the space and the programs that are now moving forward, multi-modal biometrics is the key to the future and we have the best of breed in ABIS, facial, iris and fingerprint Live Scan.

In recently released testing, NIST, our ABIS came in the top tier. We are a tier 1 ABIS provider. We matched up well with NEC, Sagem and Cogent. In the ICE testing, our recently released ICE testing about three or four months ago, you saw our iris algorithms and software matching capability outperform competitors by a factor of 50 to one and in facial recognition, we were number one in the category.

Multi-modal biometrics is the key and if you look at where the revenue is generated in the biometric space, 75% of it comes from search and less than 25% of it comes from capture and verification. So we can address the bulk of the market and we believe that matching and database performance is going to be the

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AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
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key. We are the only company with a piece of software called ABIS, which can match multi-modal biometrics; finger, face and iris.

Another number I have heard bandied around is that 80,000 products which were shipped. Well, Identix and SecuriMetrics have shipped over 310,000 products. So I think we are well-qualified and we have a pretty good installed base.

I have heard that over 80 patents were issued and 80 patents were pending. Well, we have 130 patents that were issued and close to 100 that are pending and again, we are just talking in the biometric, Identix/SecuriMetrics, space. We have close to 200 people that are involved in R&D and we were the first company to be certified by the FBI for Live Scan and we're the first FBI certified hand scanner and first certified 1000 ppi hand scanner. So I think we were a pioneer in that category.

We have shipped over 8500 mobile devices and I don't think there is a competitor that comes within shouting distance of those numbers. So I think we are making great progress in the mobile market and one of the areas that I talked about in our press release, we are spending a lot of money to improve our products in that area. We have increased our R&D spending in that area and we think that is going to be an exciting opportunity for us going forward.

Regarding our ability to compete in the government market, you should know that both companies are qualified on ten-print specifications and our software works well with the Department of State software. So there is a slight misconception I think regarding that.

Regarding our gross margins, on the 4100, they exceed 50%. So I think there was a misconception about that and again, I think we compete well across the board. We believe our two-camera solution -- that was another item I heard from some of the analysts and from investors -- we think it is a superior solution.
With two cameras, we have almost 2.3 times the pixel density of other competing devices and two cameras allow us to incorporate our patented moisture discrimination optics, which sees through moisture allowing for better imaging of fringe ridge and poor detail. So we think our two-camera design provides superior quality imaging, which is paramount when you get to database matching down the road.

We think we are running at about 50/50 in the marketplace regarding our 4100s and by the end of Q3, we will have shipped over 4000 TP-4100s. So I think that says that the product is being received well in the field and we think it will continue to be received well going forward.

Now I think another key area that I have heard is why are we growing at 13% and everybody else is growing at much bigger numbers. Well, one reason is because we calculate our organic growth the way it is supposed to be calculated. If we did not calculate our organic growth on a pro forma basis, our organic growth over the past year and a half would be over 200%. That would equate to about 56% and basically what that does is not allow for the acquisitions that we have made over the period.

Now allowing for those acquisitions and what we think is the appropriate way to reflect this where again we incorporate from the beginning of the prior period companies that we are reporting on today, if you measure our organic growth on that basis, our organic growth in the second quarter versus the second quarter of last year is 100% in our biometrics division and on a sequential basis, it is also 100% and again, that is for Identix and SecuriMetrics.

Now I hope some of these metrics answer some of the questions that we have been asked over the past couple of weeks and again, I think multi-modal is the key and no one comes close to L-1 with that capability.

With that having been said, let's talk a little bit about where we are, what went on in the quarter. We had a really I think both from a tactical and strategic standpoint a terrific quarter. HIIDE -- we shipped -- SecuriMetrics shipped over 1500 devices. That was a little disappointing, not from a SecuriMetrics standpoint. They did an incredible job of shipping 1500 devices.

As I discussed during our second-quarter conference call, we tried -- during our first-quarter conference call, we tried to pull in some additional displays that were supposed to be delivered on July 3. We weren't able to do that. They have subsequently been received. So we came up a little short in HIIDE shipments. Those HIIDE deliveries will be made in the third quarter.

But a lot of good things have happened with HIIDE. We have received R&D funding for, I don't want to call them next-generation HIIDEs, but enhanced HIIDEs where we are going to incorporate features that are just going to improve the usability and the performance of these things in the field and put us light years ahead of any competitive product in the market.


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AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
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You have heard that the performance of our HIIDE has been exemplary. They are operating at 100% capability from a spec standpoint and from a performance standpoint, reliability, they are at over 98% and I have some pages from the people that are using these in the field, the servicemen and women, some comments and quotes and these are becoming a key critical asset in our efforts in Iraq and Afghanistan in identifying and capturing people that pose a threat to our servicemen and the Iraqi and Afghanistan people.

On the 4100 front, I mentioned we shipped a lot of product. We received orders in the Middle East. We have received some orders from the Department of State and we received orders in South America. We believe South America is going to be a very big market for us for 4100 as well as the Middle East.

HSPD-12 -- we were successful at IBT in joining the EDS team. You may know that that is being protested. We don't have big numbers in our forecast going forward, but we believe EDS will sustain their position and we will be able to start generating revenues in the second half.

ABIS, which has now become the standard for the DoD, our Identix people did an incredible job in developing that software, modifying it and we, post the end of the quarter, we delivered it to Northrop. It is working as advertised and again, this is going to become the standard for DoD database matching and operation and this is a milestone for us because we begin to build credibility in the AFIS market and I think that's going to be very, very meaningful for us going forward.

We delivered our first SIRIS piece of software to a customer in the Middle East. This is a software that can match iris images in a database of over 100 million records in a very rapid pace and again, in ICE testing, we perform better than all of our competitors by a factor of 50 to one. In other words, we did it in six hours what it took them over 300 hours to do. So we, again, believe that we are light years ahead of the competition in this area.

In passports, we didn't talk a lot about that. You heard that there are lines, there is a delay in getting passports of over six months. Here is a very successful program for us. Right now, we are running maybe 15% ahead of last year, but we expect that that is going to ramp up dramatically in the second half as the Department of State starts replenishing the inventory and actually starts issuing the passports that are backed up in getting references and doing background checks on the people that requested them. So I think from an organic growth standpoint, these items are going to be important for us in the second half and they are going to generate good revenue going forward.

On a strategic front, we all know that we joined the TWIC team with Lockheed Martin. Going forward and what I mean by that, anything beyond the initial complement of inventory that has been provided, we will provide all of the equipment on that program. That is all of the enrollment stations, all of the Live Scans and whatever software might be necessary. We also will provide any type of portable enrollment capability that may be required on this program going forward. So we think we are well-positioned and again, going forward, we will share 50/50 with any new enrollments that are added to the program. So we think we are in good position on that program. We all know that it has been delayed. There are problems with the IDMS. Lockheed, I believe, has now got that IDMS system under control. It was GFE to them, not their responsibility and I believe they are going to start enrolling people sometime in September or October. So that program is starting to come together. We really don't have any revenue in our forecast for that in the second half.

Another program that we think is strategic for the future is Registered Traveler. We all know about that program. It is called Clear. It is with VIP. We are partnered with Lockheed and GE on that program. We provide all of the hardware. We provide the kiosks. We do the software maintenance and we are well-entrenched basically as a system integrator on that program. Some people have been asking about what the numbers look like on that program. Basically we get somewhere around $300,000 to $400,000 just to install and modify -- do some of the airport modifications and then we get a maintenance fee of somewhere less than a couple hundred thousand dollars a year per airport and then we get a per click revenue stream.

This is where we think it is going to be profitable for us going forward. We are not predicting anywhere near the numbers that have been talked about for this program, but if it approaches anything like the type of numbers that have been bandied about, we think that this will provide a tremendous recurring revenue stream for us going forward and it will be a nice program to participate in.

We also hope to add to the program, which right now involves just checking your iris, going to the front of the line on a special Clear line, down the road, we are going to be providing mobile kiosks to this program where they are going to be able to take their enrollment stations basically to the source and enroll people at their worksites. We are going to be looking to provide vans for enrollment in the Clear program and we are going to be providing kiosks hopefully down the road as an added value feature to the program where you will be able to check your bags in the very same manner that now you register to go on a Clear line in the airport. So we think, again, this is a strategic program for us, no real revenue for us this year, beginning of next year, but we think it positions the Company well for the future.


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AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
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We talked about an Ultra-Scan agreement. We are working with them now to finalize an agreement. We think it is an exciting development and again, this will result, if successful, over the next year and a half, in a totally new Live Scan product that will revolutionize the products that are out there today. And I have spoken frequently about live scans and basically the product side of the biometric space and I have said from day one and I continue to say that these are commodities. They basically are enablers. The price is going to come down. We are going to fill the slots, but really the key to the future and success in this space is going to be software and system integration, multi-modal capabilities. If you don't have that, you are going to have a problem. So that is where we are focusing our energies is spending a lot of our IRAD and development dollars and again, I think that is going to position us very well going forward.

We are all familiar with the fact that there is a very costly lawsuit going on with LG. We have -- trying -- we are trying to work with them to develop an agreement to resolve that lawsuit. I can't promise anything in that regard, but I can only say that I think we're making some progress and I hope to have something to announce on that going forward.

Now that is going to be important for us because it is going to I think enable the iris market to develop the way it should. I think there has been a lot of confusion out there, who owns the technology, who should I buy from. If I buy from X, am I going to have a problem with Y? I think this relationship will give us a worldwide marketing capability and provide royalties that I think are going to be substantial going forward. So again I can't promise that we are going to get it done. We are making progress and I hope over the next three to four weeks, I'll have something good to say on that front.

We are -- we completed a couple of acquisitions during the quarter, ACI and McClendon. I am very excited about these companies. We talked about our Phase II strategy, which was -- the biometric space, and I think we all know, it is lumpy. There is a lot of noise around the space. There are a lot of political issues, there are a lot of privacy type issues. The programs are slow in starting up. Some of them are difficult to get funding.

So we, in order to mitigate some of that, I think inconsistency and lumpiness in the space and in order to enhance our ability in working with customers and providing a capability in what I believe is a very, very important capability in the space, which is human intelligence, counterterrorism, secure IT, system design and development, these companies fit together like a glove. I am really excited about the way these companies are going to be able to cross-pollinate, be able to provide capabilities to each agency that they currently serve and as our press release indicated, with these three companies now, we have over 850 million people on the ground providing customer work, human intelligence, counterterrorism, system design, to many of the customers that we currently are providing products to.

You also saw that SpecTal during the quarter grew over 36% organically. This is a company that I am really excited about. We have great management and I think the combination of these three companies are going to be very exciting for us going forward.

Another strategic event during the quarter -- I talked a little bit about it in the press release -- is we made tremendous progress in bringing on additional marketing resources. I talked about this at the beginning of the year. I said it was going to be a key focus. We have put together I think all of the technical and multi-modal capabilities that we need to address the end-to-end requirement within the space and what we need now is to hit the ground, get in there with our customers and show them what we have, influence RFPs and get our products into some of these new emerging opportunities.

So we have dramatically increased our marketing spending and marketing is more than just people. It is spending a lot more on bid proposal. It is trade shows, it is exhibits, it is advertising, it is travel, it is getting out there to the customers. And when we look at our EBITDA guidance at the end of the year, we are down about $4 million or $5 million and frankly it was a strategic decision. We could have made that $65 million number, but frankly I think spending more on R&D now, spending more on marketing is more important to position us well for the future. So it was a strategic decision on my part. I think it is going to pay off in spades down the road and I am very comfortable with some of the new products we are developing and the marketing people that we have brought on. I am really excited. I am seeing opportunities now that we didn't even know existed when we entered the year. So I think it is going to bode well for us in the future.

I'll talk a little bit about disappointments. We talked about missing about 600 or 700 HIIDEs. Had we been able to get those displays in, our sales probably would have been in the $95 million, $96 million area and our EBITDA would have been about $18 million. Again, we will ship these in the second and third quarters, so we think we are going to have a really good third quarter and a very impressive second half of the year if you just take a look at what we are going to do in the second half of the year, even hitting the bottom end of our guidance.

We have $160 million year to date in sales, so that means in the second half, we are going to do about $240 billion on the bottom end of our guidance and we have about $20 million of EBITDA and we are going to do about $40 million of EBITDA in the second half again, hitting the bottom half of our guidance. Cash flow wise, I think in the second half, we are going to generate over $45 million in free cash flow.


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AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
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That is going to put us in a great position with our line at the end of the year barring any future acquisitions and probably be back down to like a $100 million number. We are going to have plenty of dry powder to continue our future acquisition program. Probably if you look at our covenants and what kind of coverage we have and what is going to be available to us, we are going to have over a couple hundred million dollars in dry powder by the end of the year and that doesn't include the earnings on companies that we will look to acquire going forward.

Some people are asking now okay well you did Phase I, you did Phase II, what is the next act for L-1? And we are going to go into Phase III I think and Phase III is going to be looking at really filling in the holes in some meaningful ways and what we did in Phase I and adding to our capability and that is going to include [smart video]. It is going to include software, basically secure software development transmission of secure software and we are looking at a number of opportunities in access control. So we are excited about some of the opportunities we are looking at. Some of them are sizable frankly. They are interesting. And then some of them are in the $40 million, $50 million range, earning money, nice companies. So we are going to be looking at those going forward and we think the M&A pipeline is going to be interesting going forward.

Other disappointments in the quarter, I think the fact that immigration reform -- our friends in Congress seem to be paralyzed in doing anything that makes sense from an immigration/border security standpoint. That truly is a disappointment because that would have been a very, very large opportunity for L-1. We don't have it in our numbers. We didn't have it in our numbers, but it would have provided tremendous upside opportunity for us in enrollment and providing enrollment equipment, so we are disappointed about that.

Now having said that, I think you are going to start seeing progress there in employers. They are going to have to do background checks on people that they employ and I think you are going to see an enhanced effort in border security. And in border security, I think we are especially well-positioned to provide PIER HIIDE-type devices, enrollment type devices and we are also working hard to provide portable devices to the Navy and to the Coast Guard. So I think these present good opportunities for us that are upside. Don't have a lot of numbers in the plan, but I think these will be good programs ultimately for us going forward.

We all know that the Western Hemisphere initiative has been delayed. It will continue to be delayed. What do we do? Do we have a pass card program? Do we have drivers licenses? And frankly I don't care what they do. We think we are well-positioned in Registered Traveler, which will be a program by the way. I mean that one may slip and it may slide, but states now are getting ready and they are spending money. $30 million was allocated by Congress and I think more money will be allocated next year. I think ultimately the federal government is going to have to step up and recognize that the states are going to have to improve their systems. They are going to have to get ready. Real ID I think presents a tremendous opportunity for us. You saw us win in Montana. That doesn't sound large, but it is important because that was not a state that was ours and we employed our Real ID strategy where we bring in an end-to-end solution. We work with the customer to implement it, getting him ready in the event that Real ID is enacted and Montana, by the way, is not a state that right now is saying they are going to participate. But they are improving their systems and now getting ready to what I believe a time when it will be enacted and when all of the states ultimately will join on the program.

So all in all, I am excited about where we are. I think we have good momentum. Our backlog is solid. We have over 75% to 80% and I think if you include the HIIDE order that we announced yesterday, that number is probably tilting north of 80% now when you consider sales for the second half out of backlog. So we feel that we have been conservative in this forecast for the second half. We are going to meet these numbers. Our people, our divisions are psyched. We are performing well. We are working well together and we look forward to the second half.

With that, I am going to have Jim take you through the numbers to give you some more color and then we'll open it up for Q&A.


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 JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - EVP & CFO

Thank you, Bob. As Bob mentioned, the second quarter was an extremely productive one. The press release details the operating results for the quarter and our strong financial position. I would like to cover some of the highlights. The results for 2006 and 2007 include Viisage, IBT and SecuriMetrics. As you are aware, L-1 acquired Identix, SpecTal, Iridian and ComnetiX subsequent to June 30, 2006. Consequently, reported results are not included in the operations of these entities in the first half of 2006 and therefore, comparisons are difficult to make on an as reported basis.

As noted in our press release, revenue for the second quarter 2007 was $90.1 million compared to $24.9 million in the same quarter in 2006. On a same-store or pro forma basis, overall revenue increased from $64.8 million to $90.1 million or 39%. All of our divisions showed positive organic growth representing the strength of our offerings and leading position in the marketplace.


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================================================================================
AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


On a segment basis, revenue from operations included in our Identity Solutions segment, which includes Viisage, Identix and SecuriMetrics, increased on a pro forma basis from $35.6 million to $53.2 million or 49% led by strong demand for multi-modal devices, HIIDEs, facial and iris software, our integrated search platforms and our passport business.

Revenues from our services segment also had strong organic growth going from $29.2 million to $36.9 million or 26% reflecting strong demand for our high-end government consulting business, which experienced increased sales of approximately 36%. With respect to enrollment services, we continue to experience growing demand from our existing base, as well as new markets in federal, state and local agencies as a result of legislative mandates requiring more individuals to obtain background checks.

For example, we have taken over additional enrollment and background checking activities for the state of Michigan. Also Texas, another key state for L-1, has added through mandate daycare workers, school personnel and real estate agents. We see Texas and Michigan as states on the forefront of this and Florida and other states are moving in the same direction.

Bob mentioned the backlog at June 30, 2007. Our backlog is approximately $530 million and 85% to 90% of our forecasted revenue for the second half will come out of backlog.

Gross profit margin -- our gross profit margin on a GAAP basis for the second quarter was 31% compared to the reported margin of 29% in the prior year. Our margin for the quarter is in line with our expectations after factoring in the shift of revenue from the second to third quarter relating to the items already addressed by Bob, which is primarily HIIDE.

On a pro forma basis, GAAP gross margins increased from 24% to 31% attributable primarily to improved sales mix and cost synergies attained over the past 12 months. Key factors included significant increases in multi-modal devices, sales of our multi-modal search and software platform for federal and international customers and growth in passports and federal credentialing solutions and services.

Our GAAP margins include significant quarterly depreciation and amortization expenses of approximately $8.5 million. Our overall cash on cash margins for the Company exceeded 40% for the quarter. We expect that our margins will continue to strengthen in the second half of the year and for the full year as expected in the 35% range. Key factors regarding margin expansion in the second half will increase revenues from HIIDE, increase passport volume. In addition, the acquisitions of ACI, McClendon will have a positive effect on our gross margins.

Operating expenses and -- operating expenses. On an as reported basis, operating expenses as a percentage of revenue decreased from 34.1% in the second quarter of '06 to 28.5% in '07. A much clearer view of our operating leverage and focus on cost synergies is demonstrated by the significant drop in operating expenses on a pro forma basis as a percentage of revenue from approximately 40% in 2006 to 28.5% in 2007 despite higher non-cash expenses related to stock compensation, as well as our continued focus and increase investment in global sales and marketing resources.

Other items of note, interest expense relates to our borrowings under a revolving credit facility, as well as interest related to our convertible debt offering. Provision for income taxes includes non-cash charges relating to tax deductibility of goodwill in connection with our tax effective acquisitions. We have almost $500 million of NOLs. We are not going to be paying federal income taxes in the foreseeable future.

Let's just look at the balance sheet. I think we have covered most of the operating results. Looking at the balance sheet changes from December 31, 2006 and June 30, '07, accounts receivable increase of $8.3 million is primarily due to an increase in sales when comparing the current quarter to the fourth quarter '06.

Inventory -- we made a conscious decision to build inventories in the second quarter to address our backlog requirements and strong demand for our products. The quarterly inventories increased by $3.8 million. Goodwill increase primarily relates to the acquisition of ComnetiX. Intangibles decrease of $9 million relates primarily to amortization. Accounts payable and accrued expenses increased $6.3 million. It's just the timing of normal vendors and payables and deferred revenue increased by $100,000 due to the ComnetiX acquisition, which was offset by a decrease of $2.9 million relating to the timing of renewals for Identix maintenance contracts. Management expects the figure to increase as a majority of the renewals were slated for the July timeframe. And this is going to have a positive effect for us on cash in the second half.

Debt for the period was affected by the following events; gross proceeds of $175 million from our recent convertible debt offering, $70 million of the proceeds was used to buy back 3.5 million shares. The remaining portion of the proceeds was used to pay down the outstanding balance on our revolver and we used our revolver to complete the acquisitions of ACI and McClendon subsequent to the quarter. That is it, Bob. Back to you.


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                                                                FINAL TRANSCRIPT
================================================================================
AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO


 So I think at this point, we will open it up for questions.



 QUESTION AND ANSWER


--------------------------------------------------------------------------------
OPERATOR

(OPERATOR INSTRUCTIONS). Jeff Kessler, Lehman Brothers.


--------------------------------------------------------------------------------
 JEFF KESSLER  - LEHMAN BROTHERS - ANALYST

Thank you. I think the biggest discrepancy we had on our P&L between what we estimated and what you reported was the difference in marketing expenses and I know you went into marketing expenses and where it is going. I am wondering if you could just elaborate on that a little bit more. Are these marketing expenses going in -- in what specific areas are you taking them and also are the marketing expenses going into I want to call it homogenizing or integrating the marketing force so that it is L-1 that is marketing a multi-modal solution and not the individual -- not the individual divisions, which had been our fear and maybe our complaint earlier on in your integration?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Well, I think that is a great question, Jeff, and we are addressing exactly what you just asked there. What we have done -- and again I addressed -- where we are spending money in marketing. We brought on I want to say in the quarter three or four seasoned marketing executives in Australia, in South America. We have increased our marketing people in our Washington office. We are spending money in developing demo facilities where we are going to be able to bring customers into our facilities in Washington and in our research center in New Jersey. So we are upgrading the whole image and we are bringing customers in and just showing to them our total end-to-end solution.

We are also doing a lot to integrate our marketing activities and in the state and local area, we have created a position kind of like a traffic cop. ComnetiX right now is the focal point of that effort and they are coordinating the efforts of all of our divisions at the state and local level in providing Live Scan latent fingerprint devices, in software in JMS systems, which we think is going to be a good market for us. So they are coordinating the efforts of the divisions.

In our biometric and program space, Washington has become the focal point of the coordination. There's a weekly marketing meeting that talks about all of the opportunities that are happening around the entire Company and more and more, we are seeing divisions calling and integrating with other divisions in responding to RFPs.

So we have spent a lot of effort trying to get these divisions to work together, to go to customers together and I think more importantly, to present that one end-to-end solution to the customer so there is no confusion out there as to what L-1 is. We don't have one company going to one customer and a different division going with a different type solution.

So we are branding our products, we are integrating our solutions. We are going to be increasing our advertising going forward. There is a lot of [hidden] proposal efforts that are now going out the door, which represents I think good forward opportunities for us. So the integration is going well.

In the SpecTal, McClendon, ACI space, we are having a strategic session where all three of those divisions are getting together in early August to talk about what programs we can participate in and what opportunities there are in synergies and providing different capabilities to the different agencies. These are companies that are very valuable. Some people I think don't really understand. They think we are buying body shops. Body shops don't grow at 36% organic growth and have margins in excess of 15%. That is not margins; that is EBIT in excess of 15%. So there is a lot of power here and if you look at this combination together, they are going to grow in excess of 20% in the second half and next year.


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AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


If you look at IBT and what we are doing there, IBT is working with Identix. They are working with Viisage in incorporating their capabilities into the offerings that we are making in the states. In IBT, Jim mentioned Texas, he mentioned Michigan. Canada represents a large opportunity. So while IBT/ComnetiX this year may do somewhere around $75 million, $80 million; next year, that number could increase by 40%, 50%.

Again, we are not going to forecast on the high end of that thing, but these are opportunities where we are well-entrenched and we think they are very exciting opportunities. Again utilizing the end-to-end solution. You look at -- we had a session in the research center two weeks ago where all of our divisions got together to talk about our mobile solutions and they wrote a report afterwards and the excitement that came out of that with Identix and IBT, SecuriMetrics, their engineers, their marketing people working together really show you that what we have tried to put together is coming together and I think it is really going to be good for us going forward.


--------------------------------------------------------------------------------
 JEFF KESSLER  - LEHMAN BROTHERS - ANALYST

Okay. The second question, just if you could repeat the numbers -- your Live Scan numbers just so that we don't have any confusion because there has obviously been a lot of talk about what your organic growth rate, whatever way you want to define it, as long as it is consistent against the way your competition defines it, if you could at least give out what you believe those numbers are again.


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Again, I am not going to do it the way our competition defines it because I don't believe I should include acquisitions this year without pro formaing them back into last year. Do you understand what I'm saying?


--------------------------------------------------------------------------------
 JEFF KESSLER  - LEHMAN BROTHERS - ANALYST

Yes. Yes.


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

In other words, let's take -- let's take Identix. We acquired them, what, in August?


--------------------------------------------------------------------------------
 JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - EVP & CFO

Right, August 29.


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

August 29. So in the June -- the April, May and June quarter, there was no Identix in the prior year. So this year, we have Identix. So when I calculate organic growth, I put Identix in my prior year numbers as if we owned them for that prior period. So if you look just at Identix alone, their organic growth from last year and I will give you these numbers -- last year in the second quarter, they did about $14.5 million and this year, they did $21 million. That, if I am calculating that properly, is somewhere around 50% organic growth. So I think that is a good way to calculate it and very impressive.

I have got to tell you, Identix has really turned the corner and they provide for us tremendous upside. Again, in the software, in licensing, in ABIS, in programs like MEPCOM, like Day Worker and again, I don't want to go through a lot of detail on this conference call. If you need some more color, we'd be glad to give it to you if you call us individually.


--------------------------------------------------------------------------------
 JEFF KESSLER  - LEHMAN BROTHERS - ANALYST

Okay. Final question and I'll leave all the big program questions to everybody else. The deal with Ultra-Scan or the negotiations with Ultra-Scan, I visited this company before; I know them pretty well. It was great technology I guess in search of a business that -- a real business model is the way I described them, maybe like a lot of other companies. The bottom line is you have kind of talked around what this product potentially could do for you. You have alluded to things here and there. Could you just get a little bit more specific as to where the advantage a potential combination of an Ultra-Scan/L-1 Live Scan or capture


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================================================================================
AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


product could bring? What is it? What is the advantage that you guys are going to bring to the market if it is so-called revolutionary?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Price and size, cost and size.


--------------------------------------------------------------------------------
 JEFF KESSLER  - LEHMAN BROTHERS - ANALYST

Thanks. All right. That's simple enough. Thank you very much.


--------------------------------------------------------------------------------
OPERATOR

Peter Barry, Bear Stearns.


--------------------------------------------------------------------------------
 PETER BARRY  - BEAR STEARNS - ANALYST

Good morning. Jim, I was wondering could you give us some revenue detail by product and service. (technical difficulty) have to wait for the 10-Q to be filed?


--------------------------------------------------------------------------------
 JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - EVP & CFO

Just one second. We're flipping through the draft 10-Q. I mean we really report our revenues by segments, but in the 10-Q, you will see -- and I don't have pro forma in the 10-Q -- but as I indicated, government consulting services are almost $20 million, our fingerprinting services for the quarter were in the $15 million range, software, hardware and consumables are $41 million and everything else is another $15 million and that adds up to about $90.1 million.


--------------------------------------------------------------------------------
 PETER BARRY  - BEAR STEARNS - ANALYST

The numbers that you did provide us earlier certainly suggested a major, but major growth rate sector now or at least in that quarter. Almost a third of revenues were (technical difficulty) they were even in the preceding quarter. Is that sort of momentum something that we should build into our expectations and do you have in mind, Bob, some preferred balance between ID solutions and services?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

No, I don't really have a preferred balance there, but suffice it to say, we talked about our strategy of I and II, Phase I, Phase II. People are wondering are we going to become a government entity. I think we have basically executed our strategy in the Phase II in bringing in the agencies. That is not to say if there is another phenomenal property at a reasonable price, we won't look at it. But I think service is a great business and I think IBT, IIS and by the way, when I gave you the Identix numbers for this quarter, that $21 million, that excludes the enrollment service business that used to be part of Identix. And that number is probably -- it is probably another $4 million or $5 million, $7 million for the quarter.

So really the old Identix this year is like $27 million, $28 million for the quarter. So they are a rapidly approaching the $100 million kind of company and I think, again, they represent the biggest upside. But I don't have a mix, but if enrollment can ramp at very high organic rates, there is very little CapEx in that space. The ROI is excellent, good cash flow. So again, anything that generates good operating margins and free cash flow, I am in favor of.


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                                                                FINAL TRANSCRIPT
================================================================================
AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


--------------------------------------------------------------------------------
 PETER BARRY  - BEAR STEARNS - ANALYST

Is the high-end government consulting business something that you are paying a great deal more attention to and could you give us a sense of what sort of margins you generate in that space?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

We generate about 40% what you would call gross margin and again, there is not a lot -- not a tremendous amount of marketing and people on the ground and CapEx. It is a very nice business and again, I think our model -- in every acquisition we talked about, we said 20% was our growth goal for these businesses and again, you saw SpecTal grow 36% year over year.

--------------------------------------------------------------------------------
 PETER BARRY  - BEAR STEARNS - ANALYST

Thanks very much. That's it for me.


--------------------------------------------------------------------------------
OPERATOR

Brian Gesuale, Raymond James.


--------------------------------------------------------------------------------
 BRIAN GESUALE  - RAYMOND JAMES - ANALYST

Good morning. Wondering, Bob, kind of maybe taking a little bit of a different angle at that question. If we look out maybe 24 months, 36 months and we try to look at what this business looks like and maybe the way to do it is by revenue streams, maybe recurring service revenue, kind of this paper click model that you guys are developing, software licenses and then hardware and consumables, how do you see that mix evolving because we have seen a major evolution since you acquired -- since you bought into L-1, but I imagine we're going to see a big change over the next two or three years as well almost swinging the pendulum maybe even the other way?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Well, yes. I think the growth of our business is going to be software, it is going to be solutions, it is going to be royalties, licensing. So I think that bodes well for our gross margins and our profit, but it is difficult to model it. Because once I get into modeling, you guys are going to lock me into providing guidance. But I mean we have talked about the fact that in the second half of this year, we are going to do somewhere around $240 million in revenue.

And if you broke that revenue up, just quickly I am going to just try to jot down some numbers to give you a sense, I think, let me just see if I can do that real quick. I think our mix there is probably going to be -- bear with me here for a second. Do you have that -- let me just take a look at that forecast. Do you have that, Doni? So in the second half of the year, what we call products, software and licensing kinds of things would probably -- is probably going to come to, let's see, it's probably going to be about I want to say $100 million, yes, $100 million to $110 million of the 240. I would expect as we go forward for that mix to start moving closer to 50/50. I don't know if that helps you.


--------------------------------------------------------------------------------
 BRIAN GESUALE  - RAYMOND JAMES - ANALYST

No, that's great. I appreciate the color there. And then maybe just one last question in terms of you guys have won on awful lot of large long-term program business. I guess with most government programs, they take a little bit longer to get revved up, but the sizes of these programs continue to kind of grow in scale. Can you maybe put some color into some things that are moving ahead of schedule and maybe a couple of the things that have lagged behind, but you are really excited about the long-term opportunities with?


------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO


I am excited about our document business at Viisage. We haven't really talked a lot about Viisage. They are doing a great job. Organically I think in the first half, they probably only grew maybe 10%, 12%, but I think when you consider passports and when you consider Real ID and when you consider document authentication where we were totally redesigning our productline, I mean we are going to dynamite products that we are going to start selling in the second half of the year.


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AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


When you consider Real ID and I know nobody is a big believer in Real ID, but I am seeing it on the ground and let me say that I would rather be the company that has 35% of the market now as opposed to the company that has 60% of the market now if you can read between the lines because I think it provides good upside opportunity for us, vis-a-vis Montana.

I think ABIS, jump kits, portable solutions, our scalable software solution that no one has, no one has a totally integrated, finger, face and iris solution and I think people don't really understand what that means. But that really gives us tremendous leverage. In some of these new border security, election, national ID, I think we are going to have a position somewhere in NGI, which is a program where the RFP is either out or about to be issued over the next week or two.

You have heard me talk about the [MIPS] program where I can't really talk about it, but we are on every one of the teams that are competing for that program. Again, I think overseas the opportunity -- I think overseas today, they are more advanced as far as rolling programs out than they are in the US. There is a bigger delay in the US. So overseas, Saudi Arabia, UAE, Australia, the UK. I have heard a lot about the UK where we lost that job and again, I don't want to keep going over and over it. We won that job and then I don't want to go into the details, we lost it, but politics sometimes is very important. We hold our share everywhere, believe me and I am very happy with our Live Scan products.

But in portable, in HIIDE, in PIER, these are things and then enrollment -- again, Texas, Montana and these are -- I'm sorry -- Michigan and Canada -- we own 50% of the market in Canada. You all know that is -- now, they are no longer going to accept facial. It is going to go to an electronic print and it is just a question of how big that is. So our revenue in Canada now might be a couple of million dollars. I am very excited about what that number could be going forward.

So with our increased marketing -- South America, Mexico, Argentina -- again, I don't want to provide details about these programs, but these are things that I think are going to be good for us going forward.


--------------------------------------------------------------------------------
 BRIAN GESUALE  - RAYMOND JAMES - ANALYST

Okay. Appreciate the color. Thank you.


--------------------------------------------------------------------------------
OPERATOR

Paul Coster, JPMorgan.


--------------------------------------------------------------------------------
 PAUL COSTER  - JPMORGAN - ANALYST

Thank you, good morning, a couple of questions. First of all, Bob, you mentioned that you are going to be making some operating investments in the second half to sort of position yourself for growth later on. You talked to the sales and marketing and R&D. The R&D actually slipped this quarter, so it came down, so can you talk a little bit about what's happened, why you didn't already increase R&D and what kinds of things you are going to be investing in?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Yes, Paul, that's a good question and you recall that when we put Identix and Viisage together, we expected to realize synergies eliminating the duplication in the R&D, particularly in the facial area and we did that. And we factored that into our plan at the beginning of the year. We subsequently did complete product roadmaps for all our major product initiatives and we also came up with some additional product roadmaps for frankly products that we hadn't really focused on at the beginning of the year.

So we have now initiated new R&D projects for the second half that were not included in our original plan. I don't want to tell you specifically what projects they are for competitive reasons, but let me also say that during the first half, we spent a lot of money on ABIS. ABIS is a customer-funded program, so it did not go through our IR&D. Those resources now are switched to IR&D in the second half. So the second half, you are going to see a ramp because those resources are going to go off of customer-funded onto company-funded R&D.



--------------------------------------------------------------------------------
 PAUL COSTER  - JPMORGAN - ANALYST

What do you think the right level of R&D should be for this Company ultimately?


--------------------------------------------------------------------------------


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                                                                FINAL TRANSCRIPT
================================================================================
AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Again, I don't have a model. We really look at it on a product-by-product basis and we are going to spend what we think we need to spend in order to keep us at the leading edge. Now HIIDE is another good example. We receive money from the customer to do things that they want and what we are doing in HIIDE is demonstrating to the customer that we are a good partner. So we are spending a lot of our own money to give them enhancements and capabilities that maybe even in advance of getting some additional funding because we want to keep that relationship strong and show them that we are a good partner. So I expect that in the second half, our customer-funded R&D is going to go up and our company-funded R&D -- IR&D is going to go up.


--------------------------------------------------------------------------------
 PAUL COSTER  - JPMORGAN - ANALYST

Got it. You talked to SpecTal not being a body shop and growing 36% year on year. How does it grow 36%? Isn't it largely a function of headcount? What is going on there? Are you able to charge more on a per unit basis for your services or am I missing the point?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

They have great relationships with their customers and their performance is terrific. So they -- once they penetrate an opportunity they're able to expand within that opportunity and provide more and more people. So I don't have the exact numbers, but let me say that when we acquired them I believe they had about 300 employees and I believe right now they have over 400.

We are also looking at programs that are large and I think with their added breadth and capabilities they can now bid on programs that they weren't seriously considered a contender for before. So with their added breadth and capabilities and the fact that they have made progress in getting into new training programs and ops analysis and program analysis kinds of initiatives, they're just broadening their footprint and they are bidding on larger programs.


--------------------------------------------------------------------------------
 PAUL COSTER  - JPMORGAN - ANALYST

Are they able to present their capability as a product of some kind then?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Some of it is developing the kinds of things that we do. For instance, you know we had to make a decision. We have an ABIS solution and their particular customer wanted a different solution for a specific application. We said look, we have everything they need -- finger, face, iris -- and we allowed them to go and develop their own operating system with company funds -- with L-1 funds because we want to demonstrate to the customer that we are independent, that they could service the customer, provide what the customer wants.

So we are spending money on R&D developing a totally separate operating system that will be a candidate for special programs going forward. They were one of the key people involved in developing the HIIDE product, so it shows you that they are in involved in providing biometric identity solutions to customers not only in the US but around the world. And these are highly talented specialized people that we have and with the highest of clearances.


--------------------------------------------------------------------------------
 PAUL COSTER  - JPMORGAN - ANALYST

Got it. My last question relates to MGI. You said that you may well be positioned in that. What kind of position do you think you will have?


--------------------------------------------------------------------------------


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                                                                FINAL TRANSCRIPT
================================================================================
AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Well we are looking at several opportunities there. You as well as everybody on the phone probably knows that that -- the structure of that procurement is basically going to be selecting a prime in what they call Phase I and then the prime will then put together a system capability during what they call Phase II. We are looking and we are talking to every of the major primes that are going to be competitors on that program.

I am not going to talk a lot about who we think is going to be the best positioned or anything like that, but there are three major competitors, we're working with all three of them. And we are working with the customer and there is an interesting opportunity for us with the customer itself which again I don't want to really talk a lot about. However there will definitely be -- and I am talking more on the ABIS kind of capability, but there will definitely be a position for us in iris and in facial because we are number one in those modalities.


--------------------------------------------------------------------------------
 PAUL COSTER  - JPMORGAN - ANALYST

Got it. Thanks for a much, Bob.


--------------------------------------------------------------------------------
OPERATOR

Tim Quillin, Stephens Inc.


--------------------------------------------------------------------------------
 TIM QUILLIN  - STEPHENS INC.

Good morning or afternoon. You've had a couple of HIIDE orders for a total of $33 million this year. You still have $38 million left on the IDIQ. What are you assuming in terms of guidance for additional orders this year and how should we think about the HIIDE program, it's a sustainability in '08 and '09?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

HIIDE is a product that we are looking now to broaden their customer base with. So we have opportunities again in the Middle East I think we are probably going to make our first sale very shortly for HIIDE. And these devices, once the customer and the people in the field get their hands on them it is like -- you know, they just can't get enough of them.

So we believe that HIIDE is going to be a very, very successful product beyond the initial customer here in border security applications, in travel applications, in election applications and different applications around the world. So we think we are going to sell a lot of them. We think a HIIDE type product could be used in port applications, could be used in the Navy, could be used in kind of jump kit type applications. So there are a lot of things where the HIIDE will be sold not only as a handheld device, but as a major component of an enrollment type capability in the field.

You mentioned the fact that we have now recorded about $33 million to $34 million against the $71 million order. We believe that the customer, as funding becomes available, will buy additional HIIDEs under that order and we also believe they will use some of that order for funding for next generation, what we call 4.5 and 5.0 which was previously referred to as Super HIIDE.

These products will include capabilities that I think will broaden their market penetration with enhancements that I think are going to be very, very valuable and I don't want to go into a lot of details because I am not sure how much I can talk about these things. So I believe HIIDE is sustainable.

Now I think also what is going to happen here is iris -- SIRIS where we made our first software sale is going to be a valuable product. So going forward, the SecuriMetrics product mix I think will start to increase in software and royalties and system development, system design, which is a very high profit business. So again, I see SecuriMetrics sustainability and expanding the customer base, selling to more -- more programs in different applications, increased software and royalties.


--------------------------------------------------------------------------------
 TIM QUILLIN  - STEPHENS INC.

And your guidance -- the assumption for HIIDE in the second half in terms of additional orders?


--------------------------------------------------------------------------------


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                                                                FINAL TRANSCRIPT
================================================================================
AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

We think there will be some additional orders -- A, from the existing customer, but B, from new customers. Somewhere between 500 and 800 would probably do the trick?


--------------------------------------------------------------------------------
 TIM QUILLIN  - STEPHENS INC.

Okay. That's helpful. And just one other quick question just to clarify, are you referring to GAAP gross margin in the discussion of guidance and if so, it looks like you are expecting kind of a bump up from 35% gross margin in 3Q to 45% in 4Q and why is that the case and what should we expect in '08?


--------------------------------------------------------------------------------
 JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - EVP & CFO

Yes, it is GAAP margin. As I indicated, ACI and McClendon will have a positive effect on the margin and we are comfortable that on an overall basis at the end of the year, it will be in the 35% range.


--------------------------------------------------------------------------------
 TIM QUILLIN  - STEPHENS INC.

And for next year, please?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Next year, we haven't gone through a grassroots if you will determination, but we -- again, as we move and evolve our business towards more software, we think it would be at least that range.


--------------------------------------------------------------------------------
 TIM QUILLIN  - STEPHENS INC.

Thank you.


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

And I think also we have provided guidance for the year and I know a lot of people are going to be modeling the next year, so we'd like to participate in that process, but I think what we've said is our model is 20% organic growth and if you incorporate the acquisitions, I think again without us doing a lot of work on these numbers, we are -- in '08, we are probably going to be talking something north of $500 million and we are probably going to be talking EBITDA somewhere north of mid-80s. So I really don't want to see numbers that are way beyond that creating obstacles for us that are unachievable. And again, that excludes any new acquisitions.


--------------------------------------------------------------------------------
OPERATOR

Matthew McKay, Jefferies & Co.


--------------------------------------------------------------------------------
 MATTHEW MCKAY  - JEFFERIES & CO. - ANALYST

Thanks, guys. Just one, first one, clarification, does the backlog figure include McClendon and ACI?


--------------------------------------------------------------------------------
 JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - EVP & CFO


 No.


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                                                                FINAL TRANSCRIPT
================================================================================
AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


--------------------------------------------------------------------------------
 MATTHEW MCKAY  - JEFFERIES & CO. - ANALYST

It doesn't? Okay.


--------------------------------------------------------------------------------
 JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - EVP & CFO

This was as of June 30 and we, as I indicated, we didn't close until the end of July.


--------------------------------------------------------------------------------
 MATTHEW MCKAY  - JEFFERIES & CO. - ANALYST

Yes, just in the press release, it says "currently the backlog is", so just wanted to make sure that was clear. Just on that -- McClendon and ACI from covering some other government IT services companies, pretty much up and down the board. They have all experienced funding delays similar and I am wondering if those guys are experiencing any problems just with the current funding environment?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

We addressed that. In fact, our Board was all over that and I can tell you this. I think, first of all, these are special talents. As you know, SpecTal means special talent. They are critical components of what we need to combat the kinds of threats and the kinds of efforts that are going on. So we actually -- we went to the customer, what are we looking at and the customers is really happy with the three companies that we have. I think for the areas that they participate in, they are going to see increased funding in what they are doing, particularly as efforts begin to wind down in Iraq and Afghanistan because we are going to have to increase our people on the ground.

Every threat that has been avoided has been because somebody has blown the whistle on what was going to happen. And people on the ground are going to be the answer and it is going to be in system engineering. It is going to be in working with customers to develop defenses and do ops planning across the board. I believe these three divisions will grow north of 20% next year.


--------------------------------------------------------------------------------
 JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - EVP & CFO

And I think as Bob indicated, these are special talented people with unique expertise. I mean McClendon has over 40 scientists. We have a group at SpecTal who have just terrific managerial skills. Then I think I saw somewhere where there was a concern about McClendon having small-business set-asides. I can tell you with out reservation, McClendon had zero, none, small-business set-asides and we looked at all of their contracts, met with the customers. We are extremely excited about all three of these businesses not only as they work together as a group, but also to work with our biometric organizations.


--------------------------------------------------------------------------------
 MATTHEW MCKAY  - JEFFERIES & CO. - ANALYST

That's helpful. And then just lastly, the financing environment with the debt markets has been a little turbulent lately and just wondering if that is going to have any impact on your business, access to capital or the current covenants that you have in place?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

No. As I indicated, with the free cash flow we are going to have in the second half of the year, I think our revolver drops down to under $100 million. Our coverage -- the convert really does not count against our covenants. It is excluded the way it has all been structured. So our covenant at the end of this year is 4.5 I believe. So on a trailing 12 month basis, that should give us over $100 million just on our -- if you figure just 50 on a trailing 12 month basis -- 60, right, times 4.5 will get you to like 270. So we get 170 million there.

We also have a B tranche available to us of about $100 million that we have been looking at, so that is $270 million. And then if you consider that we are going to be buying companies that make money for the most part, you get a multiple of their earnings. So we think that we have plenty of dry powder.


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
                                                                FINAL TRANSCRIPT
================================================================================
AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


--------------------------------------------------------------------------------
 MATTHEW MCKAY  - JEFFERIES & CO. - ANALYST

Okay, great. Thanks, guys.


--------------------------------------------------------------------------------
OPERATOR

Brian Ruttenbur, Morgan Keegan.


--------------------------------------------------------------------------------
 BRIAN RUTTENBUR  - MORGAN KEEGAN - ANALYST

I had two questions really real quick. Why was there no preannouncement and is there any problems with the -- with all these different companies bringing their accounting together in a timely manner? I think last quarter you preannounced, but can you talk a little bit about that?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

We have no problem getting our numbers together. Our auditors are very happy and while we are implementing some systems at corporate in order to enhance our consolidation capability that we will have up and running, Jim, the beginning of -- a couple of weeks, right, two weeks. We have no reporting or accounting issues and the fact that we didn't preannounce frankly, we didn't think that was a big deal here because we talked about HIIDE. There were a lot of rumors circulating. We don't want to respond to rumors. The stock got beat up but....
We are in this for the long term. We think we are building a great company and we are not going to react to rumors or people jumping the gun or --.


--------------------------------------------------------------------------------
 BRIAN RUTTENBUR  - MORGAN KEEGAN - ANALYST

Is the plan going forward to preannounce when you meet or exceed -- meet or miss significantly either way for example next quarter?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

If there's something material that has taken place, we will let you know.


--------------------------------------------------------------------------------
 BRIAN RUTTENBUR  - MORGAN KEEGAN - ANALYST

Okay. And my second question is related to the guidance or a little bit of guidance that you gave on 2008. You said something about EBITDA in the mid 80s or something like that. The way I calculate it, right now, in the fourth quarter, you should generate adjusted EBITDA of around $25 million. Does that seem to be in the ballpark?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Well, again, we have $20 million of EBITDA. Now our guidance for the third quarter I think is somewhere between 17 and 20. Put it in the midpoint of the range, 18, which means we have got to do about $22 million in the fourth quarter. But again, that is a big quarter, but I mean if you annualize that, even at that run rate, you get a number that is somewhere in the mid to high 80s.


--------------------------------------------------------------------------------
 BRIAN RUTTENBUR  - MORGAN KEEGAN - ANALYST

But shouldn't that number grow from the fourth quarter, like 20% clip?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Well, yes. Fourth quarter always is a good quarter and the best quarter of the year. So we would expect that the first quarter, we would begin the ramp again off of first quarter the prior year and we would slowly begin to build throughout the year again.


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                                                                FINAL TRANSCRIPT
================================================================================
AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


There is a lot of effort that goes into the fourth quarter with companies pulling programs in, shipping product and it is just -- I have talked about it often -- it just turns out to be a large quarter. But if it turns out to be a run rate that is sustainable throughout the first quarter, so be it.


--------------------------------------------------------------------------------
 BRIAN RUTTENBUR  - MORGAN KEEGAN - ANALYST

Okay and then final question, is there a way that we can crack your performance? It's just you have so many things going on to know if you are going to meet, exceed, whatever, in this specific quarter. Is there a way for us to -- like for example in the third quarter, what should we be looking for from outside factors to try and track if you are going to meet, exceed or miss the quarter?


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

The only risk we would in my view right now is I mean if something were to happen with HIIDE deliveries in the third quarter, which is not the case, we have the displays in, our people have two production lines open. The customer loves the product. So if you told me what could happen? In order to cover my bases with lawyers looking at me and I would have to say that god forbid I mean if that were to happen. Again, they just ordered more, so I don't see that happening, but to me, that is the only thing that can impact our quarter.


--------------------------------------------------------------------------------
 BRIAN RUTTENBUR  - MORGAN KEEGAN - ANALYST

Okay. Thank you very much. I appreciate your time.


--------------------------------------------------------------------------------
OPERATOR

That concludes today's Q&A session. I will now turn the floor back over to our hosts.


--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT & CEO

Well, again, I appreciate your participation. Your questions were great. I know you guys really understand the space and I hope we gave you some color, some background, hopefully some confidence and we feel good about the second half and where we are and where we are going and hopefully some of that came across today. Thanks very much. We look forward to talking to you after the third quarter.


------------------------------------------------------------------------------
OPERATOR

This concludes today's L-1 Identity Solutions conference call. You may now disconnect.


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                                                                FINAL TRANSCRIPT
================================================================================
AUG. 01. 2007 / 11:00AM ET, ID - Q2 2007 L-1 IDENTITY SOLUTIONS, INC.
EARNINGS CONFERENCE CALL
================================================================================


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